Exhibit 77Q(1)(e)(iv)

Sub-advisory Agreement dated December 13, 2010, among the Registrant, on behalf of Natixis Oakmark International Fund, Natixis Asset
 Management Advisors, L.P., and Harris Associates L.P. is incorporated by reference to exhibit (d)(2)(xviii) to PEA No. 87 to the Registration Statement filed on December 14, 2010 (Accession No. 0001193125-10-280042).